UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Sesen Bio, Inc.
(Name of Registrant as Specified In Its Charter)

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May__, 2019
Dear Sesen Bio, Inc. Stockholder:
You are cordially invited to our Annual Meeting of Stockholders on Wednesday, June 19, 2019, beginning at 8:00 a.m., Eastern Daylight Time, at 1735 Market Street, Suite 2300, Philadelphia, PA 19103. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1, 2, 3 and 4 as set forth in the proxy statement.
We look forward to seeing you there.
Very truly yours,
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, June 19, 2019
The annual meeting of stockholders of Sesen Bio, Inc.., a Delaware corporation, or the Company, will be held on Wednesday, June 19, 2019, beginning at 8:00 a.m., Eastern Daylight Time, at 1735 Market Street, Suite 2300, Philadelphia, PA 19103, or the 2019 Annual Meeting, to consider and act upon the following matters:
1. To elect two class II directors of our board of directors, each to serve until the 2022 annual meeting of stockholders and until their respective successors have been duly elected and qualified;
2. To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our board of directors;
3. To approve an amendment of our 2014 Stock Incentive Plan, or the 2014 Plan, to (i) increase the number of shares reserved for issuance under the 2014 Plan by 7,908,972 shares and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis;
4. To ratify the selection of Ernst & Young LLP as Sesen Bio's independent registered public accounting firm for the fiscal year ending December 31, 2019; and
5. To transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.
Stockholders of record at the close of business on April 26, 2019, the record date for the 2019 Annual Meeting, or Record Date, will be entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement thereof. We have elected to provide our stockholders with access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to access the information they need, while reducing the environmental impact of our 2019 Annual Meeting. Accordingly, on or about May 6, 2019, we intend to begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice, to all stockholders of record on our books at the close of business on the Record Date, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
By order of the board of directors,
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Cambridge, Massachusetts
May__, 2019
YOU MAY OBTAIN ADMISSION TO THE 2019 ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE 2019 ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 26, 2019 WILL BE ADEQUATE IDENTIFICATION.
WHETHER OR NOT YOU EXPECT TO ATTEND THE 2019 ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE 2019 ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE NOTICE OR, IF YOU REQUESTED TO RECEIVE OR RECEIVED PRINTED PROXY MATERIALS, THE ENCLOSED PROXY CARD.

TABLE OF CONTENTS

Page
Information About the Annual Meeting and Voting	1

Votes Required	2

Corporate Governance	4

Board of Directors	4

How Our Board Is Organized	6

Board Committees	7

Board Meetings and Attendance	8

Board Processes	8

Board Policies	11

Executive Officers	13

Executive Compensation	14

Summary Compensation Table	14

Director Compensation	20

Audit-Related Matters	22

Audit Committee Report	22

Audit Fees and Services	22

Matters to Be Voted On	24

Proposal 1: Election of Class II Directors	24

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board	25

Proposal 3: To approve an amendment of our 2014 Plan to (i) increase the number of shares reserved for issuance under our 2014 Plan by 7,908,972 shares and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis.	31

Proposal 4: To Ratify the Selection of Ernst & Young LLP as Sesen Bio’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019	39

Ownership of Common Stock	41

Section 16(a) Beneficial Ownership Reporting Compliance	42

Other Matters	43

Solicitation of Proxies	43

Householding of Annual Meeting Materials	43

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders	43

Sesen Bio, Inc.
245 First Street, Suite 1800
Cambridge, MA 02142
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 19, 2019
Information About the Annual Meeting and Voting
This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the Board, of Sesen Bio, Inc., alternatively referred to herein as “Sesen,” the “Company,” “we” or “us” for use at the 2019 Annual Meeting of Stockholders, or the 2019 Annual Meeting, on Wednesday, June 19, 2019, beginning at 8:00 a.m., Eastern Daylight Time, at 1735 Market Street, Suite 2300, Philadelphia, PA 19103. On April 26, 2019, the record date for the determination of stockholders entitled to vote at the 2019 Annual Meeting, or the Record Date, there were outstanding and entitled to vote an aggregate of 77,464,782 shares of our common stock, par value $0.001 per share, or common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the 2019 Annual Meeting.
On or about May 6, 2019, we intend to begin mailing a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders of record as of the Record Date, other than to those stockholders who previously requested electronic or paper delivery of proxy materials. The Notice will direct stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018. Stockholders may also view instructions regarding how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive paper copies of our proxy materials or to receive our proxy materials electronically, you will continue to receive access to those materials through the method you requested until you elect otherwise.
Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.
Voting Methods
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:
(1) You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions in the Notice or on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone, by completing and mailing your proxy card or by voting in person at the 2019 Annual Meeting.
(2) You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions in the Notice or on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet, by completing and mailing your proxy card or by voting in person at the 2019 Annual Meeting.
(3) You may vote by mail. If you received (or requested to receive) a printed copy of the proxy materials, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided. If you vote by mail, you do not need to vote over the Internet, by telephone or by voting in person at the 2019 Annual Meeting.
(4) You may vote in person. If you attend the 2019 Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the 2019 Annual Meeting. Ballots will be available at the 2019 Annual Meeting. Any vote cast at the 2019 Annual Meeting will serve to revoke any prior vote made by Internet, telephone or mail.
All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board's recommendations on such proposals as set forth in this proxy statement.
After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the 2019 Annual Meeting by doing any one of the following things:

•
submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions in the Notice or on the enclosed proxy card up until 11:59 p.m., Eastern Daylight Time, the day before the 2019 Annual Meeting;

•
signing another proxy card and either arranging for delivery of that proxy card by mail by 11:59 p.m., Eastern Daylight Time, the day before the 2019 Annual Meeting, or by delivering that signed proxy card in person at the 2019 Annual Meeting;

•	giving our Corporate Secretary a written notice before or at the 2019 Annual Meeting that you want to revoke your proxy; or

•	voting in person at the 2019 Annual Meeting.
Your attendance at the 2019 Annual Meeting alone will not revoke your proxy.
Shares Held in Street Name
If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, change your vote or revoke your instructions, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock (Proposal 2) and the ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 4) are each considered to be discretionary items under the NYSE rules, and your brokerage firm will be able to vote on these items even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class II directors (Proposal 1) and the approval of an amendment to our 2014 Plan (Proposal 3) are each “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1 or Proposal 3, your brokerage firm will not vote with respect to those proposals and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.
If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the Record Date in order to be admitted to the 2019 Annual Meeting. To be able to vote your shares held in street name at the 2019 Annual Meeting, you will need to obtain a proxy card from the holder of record.
Quorum
The holders of 38,732,392 shares of our common stock, representing a majority of the shares of our common stock issued and outstanding and entitled to vote at the 2019 Annual Meeting, will constitute a quorum for the transaction of business at the 2019 Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the 2019 Annual Meeting.
Votes Required
The following votes are required for approval of the proposals being presented at the 2019 Annual Meeting:
Proposal 1: To Elect Two Class II Directors. The two nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.
Proposal 2: To approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our board of directors. The affirmative vote of a majority of our issued and outstanding shares is required to approve the amendment to our Restated Certificate of Incorporation.
Proposal 3: To approve an amendment of our 2014 Plan to (i) increase the number of shares reserved for issuance under our 2014 Plan by 7,908,972 shares (ii) and eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis. The affirmative vote of a majority of the shares cast in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the matter is required to approve the amendment to our 2014 Plan.

Proposal 4: To Ratify the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. The affirmative vote of a majority of the shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.
Broker non-votes and abstentions with respect to a proposal are counted as present or represented by proxy for purposes of establishing a quorum. If a quorum is present, votes to withhold will have no effect on the outcome of the votes on Proposal 1 (election of directors), but abstentions will count as votes against Proposal 2 (approval of an amendment to our Certificate of Incorporation to effect a reverse stock split), Proposal 3 (approval of an amendment to our 2014 Plan) and Proposal 4 (ratification of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year). Broker non-votes will have no effect on the outcomes of Proposal 1, Proposal 2, Proposal 3 or Proposal 4.
All outstanding shares of our common stock represented by valid and unrevoked proxies received in time for the 2019 Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of all of the named director nominees, (ii) withhold authority to vote for all such director nominees, or (iii) vote for the election of one or more director nominees and withhold authority to vote for one or more nominee directors.
The proposals (x) to approve an amendment to the our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board, (y) to approve an amendment to our 2014 Plan to (i) increase the number of shares reserved for issuance under our 2014 Plan by 7,908,972 shares and (ii) eliminate the "evergreen" or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis, and (z) to ratify Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 each allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.
Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect to broker non-votes), the shares will be voted in accordance with the Company’s recommendations as follows: (i) “FOR” the election of the named director nominees; (ii) “FOR” approval of the amendment to the our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board; (iii) “FOR” approval of an amendment to our 2014 Plan to (A) increase the number of shares reserved for issuance under our 2014 Plan by 7,908,972 shares and (B) eliminate the "evergreen" or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis; and (iv) “FOR” ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
We intend to first make available this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018, or the 2018 Annual Report, on or about May 6, 2019.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on Wednesday, June 19, 2019:
This proxy statement and our 2018 Annual Report are available at www.proxydocs.com/SESN for viewing, downloading and printing.
A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Sesen Bio, Inc., 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, Telephone: (617) 444-8550.

CORPORATE GOVERNANCE
Board of Directors
Members of Our Board of Directors
The following table sets forth the name and age of each of our directors as of May 6, 2019.

Name	Age	Position
Thomas R. Cannell, D.V.M.	57	President and Chief Executive Officer and Director
Wendy Dixon, Ph.D.(1)(2)(3)	63	Chair of the Board of Directors
Leslie L. Dan, B.Sc., Phm., M.B.A., C.M.	89	Director
Jay S. Duker, M.D.(3)	60	Director
Jane V. Henderson(1)(2)(3)	53	Director
Daniel S. Lynch(1)(2)	61	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.
Thomas R. Cannell, D.V.M. has served as our President and Chief Executive Officer since August 2018. Prior to joining us, Dr. Cannell served as Orexigen Therapeutics, Inc.’s Chief Operating Officer & President of Global Commercial Products from July 2016 to July 2018, and as its Chief Commercial Officer from March 2015 to June 2016. While at Orexigen, Dr. Cannell led the successful commercialization and profitability of Contrave®. Prior to Orexigen, Dr. Cannell spent 27 years with Merck & Co., Inc., where he held senior leadership positions in global commercialization, consumer marketing, and sales operations and management for both development-stage programs and approved marketed products. While with Merck, he served as Head of Global Operating Model from October 2014 to January 2015, President and Managing Director of Merck Canada from December 2012 to October 2014, and Chief Marketing Officer & Chief Strategy Officer for MSD Japan, a subsidiary of Merck & Co., from 2010 to 2012 where he was responsible for setting up a long-standing strategic process and plan, managed a multi-billion-dollar product portfolio and oversaw thousands of employees. In addition, he designed and successfully piloted an innovative, customer-centric commercial model for Merck’s U.S. business. Dr. Cannell received his DVM degree from Washington State University. We believe that Dr. Cannell's perspective and history as our President and Chief Executive Officer, and as his extensive commercial and marketing experience, qualify him to serve on our Board of Directors.
Wendy L. Dixon, Ph.D. has served as the Chair of our Board since December 2016 and as a member of our Board since October 2014. Dr. Dixon has been the President of Great Meadow Consulting, L.L.C., a life science consulting firm, since July 2009. Additionally, Dr. Dixon has been an advisor to the Mellon Group since August 2014 and was a Senior Advisor to The Monitor Group, now Deloitte Consulting LLP, a consulting firm, from November 2010 to January 2012. Dr. Dixon has also been a member of the Industry Advisory Board of Longitude Capital, a venture capital firm, since March 2015. From 2001 to 2009, Dr. Dixon was the Chief Marketing Officer and President, Global Marketing for Bristol-Myers Squibb, where she served on the Executive Committee. From 1996 to 2001, she was the Senior Vice President, Marketing at Merck & Co., and prior to that, she held executive management positions at West Pharmaceuticals, Inc., Osteotech, Inc. (subsequently acquired by Medtronic Inc.) and Centocor Biotech, Inc. (now Janssen Biotech, Inc.) and various positions at SmithKline and French (now GlaxoSmithKline) in marketing, regulatory affairs, project management and as a biochemist. Dr. Dixon has served on the board of directors of Alkermes plc (Nasdaq: ALKS) since January 2011, Incyte Corporation (Nasdaq: INCY) since May 2010, bluebird bio, Inc. (Nasdaq: BLUE) since May 2013, and Voyager Therapeutics, Inc. (Nasdaq: VYGR) since January 2017, and was formerly on the boards of Ardea Biosciences, when Ardea was acquired by AstraZeneca plc in 2012, Furiex Pharmaceuticals, when Furiex was acquired by Actavis plc in 2014, Dentsply International and Orexigen Therapeutics, Inc. (Nasdaq: OREX). Dr. Dixon received a B.S. and a M.S. in Natural Science and a Ph.D. in Biochemistry from the University of Cambridge (UK). We believe that Dr. Dixon is qualified to serve on our Board because of her extensive executive leadership experience in and knowledge of the life sciences industry, as well as her extensive corporate governance experience from serving on numerous boards of directors in the life sciences industry.
Leslie L. Dan, B.Sc. Phm., M.B.A., C.M. has served as a member of our Board since September 2016 and is the founder of Viventia. He was appointed the chair of Viventia’s board of directors in January 2013 and served as Viventia's President and Secretary from 2012 to 2015. Mr. Dan also founded Novopharm (now known as Teva Canada Limited) in 1964, now a wholly-owned subsidiary of Teva Pharmaceuticals Industries Limited, and has served on Teva Canada’s board of directors as Chairman since 2000. Mr. Dan also served on the board of directors of Draxis Health Inc. (now known as Draxis Specialty

Pharmaceuticals Inc.), a provider of sterile products, non-sterile products and radiopharmaceuticals, from 1993 to 2003, and on the board of directors of Teva Israel from 2001 to 2007. Mr. Dan graduated from the University of Toronto with a B.Sc. Phm. and an M.B.A. He has also received honorary doctorates from the University of British Columbia, Dalhousie University, York University and the University of Toronto. We believe that Mr. Dan is qualified to serve on our Board because of his extensive executive leadership experience in and knowledge of the life sciences industry, as well as his extensive knowledge of our business as a founder of Viventia.
Jay S. Duker, M.D. has served as a member of our Board since January 2015. Dr. Duker has served in varying capacities at the New England Eye Center (NEEC) since January 1992, most recently as Director since 2001. He has also been Professor and Chairman of the Department of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine since 2003. He has published more than 300 journal articles, with his major research interests including retinal imaging, in particular optical coherence tomography (OCT), retinal vascular diseases, and drug delivery to the posterior segment. His book, Yanoff and Duker’s Ophthalmology, is one of the bestselling ophthalmic texts over the past decade. Dr. Duker is the co-founder of three companies, including Hemera Biosciences, a biotech start-up whose focus is a gene therapy based treatment for age-related macular degeneration. Dr. Duker has served on the board of directors of EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT), formerly pSivida Corp., since September 2016. Dr. Duker received an A.B. from Harvard University and a M.D. from the Jefferson Medical College at Thomas Jefferson University. We believe that Dr. Duker is qualified to serve on our Board because of his extensive clinical and academic experience, his medical knowledge and as a co-founder of other life sciences companies.
Jane V. Henderson has served as a member of our Board since October 2013. Ms. Henderson has served as the Chief Financial Officer of Turnstone Biologics since July 2018, Previously, Ms Henderson served as the Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a biopharmaceutical company, from January 2017 to July 2018. Ms. Henderson served as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., a biopharmaceutical company, from February 2013 to November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to joining Kolltan Pharmaceuticals, Ms. Henderson served as the Vice President, Business Development of ISTA Pharmaceuticals, Inc., an eye care company, from June 2010 to June 2012, when ISTA Pharmaceuticals was acquired by Bausch + Lomb Incorporated. Prior to joining ISTA Pharmaceuticals, Ms. Henderson served as the Executive Vice President, Chief Financial Officer and Head of Business Development of Axerion Pharmaceuticals, Inc., a pharmaceutical company, from September 2009 to June 2010, provided independent consulting services from February 2009 to September 2009 and served as the Executive Vice President, Chief Financial Officer and Chief Business Officer of Panacos Pharmaceuticals, Inc., a pharmaceutical company, from January 2008 to February 2009. Prior to that, Ms. Henderson served in a variety of senior investment banking roles at HSBC Holdings plc, Canadian Imperial Bank of Commerce, Lehman Brothers and Salomon Brothers. Ms. Henderson currently serves on the board of directors of IVERIC bio, Inc. (Nasdaq: ISEE), formerly Ophthotech Corporation, where she also serves as Chair of the Audit Committee. Ms. Henderson received a B.S. in Psychology from Duke University. We believe that Ms. Henderson is qualified to serve on our Board because of her extensive executive leadership experience in and knowledge of the life sciences industry and her extensive finance background as a chief financial officer for over ten years and as an investment banker for over twenty years.
Daniel S. Lynch has served as a member of our Board since December 2013 and as the Chair of our Board from December 2013 to December 2016. Mr. Lynch has served as a venture partner at Third Rock Ventures, a venture capital firm, from May 2013 until December 2016, and as an entrepreneur-in-residence from May 2011 to May 2013. Since 2005, Mr. Lynch has served on the boards of directors of several life sciences companies, including on the board of directors of bluebird bio, Inc. (Nasdaq: BLUE) since 2011 and as chairman of the board of directors for Blueprint Medicines Corp. (Nasdaq: BPMC) since 2012 and as chairman of the board of Surface Oncology since (Nasdaq: SURF) since 2016. Previously, Mr. Lynch served on the board of directors of DNIB Unwind, Inc. (formerly BIND Therapeutics, Inc.) from 2012 until its acquisition by Pfizer Inc. Prior to that, Mr. Lynch served as the Chief Financial Officer and then the Chief Executive Officer of ImClone Systems Inc. Mr. Lynch received a B.A. in Mathematics from Wesleyan University and a M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. We believe that Mr. Lynch is qualified to serve on our Board because of his senior leadership experience, his experience in private equity investing in life sciences companies and his extensive corporate governance experience through service on the boards of directors of other life sciences companies.
Board Composition
Our Board is currently authorized to have six members and currently consists of six members. Our Board is divided into three classes, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Leslie L. Dan and Thomas R. Cannell, and their term expires at our annual meeting of stockholders to be held in 2021;

•	the class II directors are Jay S. Duker and Wendy Dixon, and their term expires at the 2019 Annual Meeting; and

•	the class III directors are Jane V. Henderson and Daniel S. Lynch, and their term expires at our annual meeting of stockholders to be held in 2020.
Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors may be removed only for cause by the affirmative vote of the holders of 75% or more of our voting stock.
Board Determination of Independence
Our Board observes all applicable criteria for independence established by the rules of the Nasdaq Stock Market, or the Nasdaq Stock Market Rules and other governing laws and applicable regulations, including the requirement that a majority of our directors be independent as defined under the Nasdaq Stock Market Rules. Under Rule 5605(a)(2) of the Nasdaq Stock Market Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that all of our directors with the exceptions of Mr. Dan and Dr. Cannell are independent as defined under the Nasdaq Stock Market Rules.
In addition, the Nasdaq Stock Market Rules require that, subject to specified exceptions, (i) each member of our audit and compensation committees be independent; (ii) each member of our audit committee satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act; and (iii) each member of our compensation committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of our audit committee may not, other than in his or her capacity as a member of the audit committee, the Board, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries. In addition, Rule 10C-1 under the Exchange Act requires that, with respect to the independence of each member of our compensation committee, our Board consider all factors specifically relevant to determining whether a director has a relationship with us which is material to that director’s ability to be independent from management in connection with his or her duties as a compensation committee member, including, but not limited to: (1) the source of his or her compensation as a director, including any consulting, advisory or other compensatory fee paid by us to him or her; and (2) whether he or she is affiliated with us or any of our subsidiaries or affiliates.
Our Board has also determined that: (i) Ms. Henderson, Mr. Lynch and Dr. Dixon, who comprise our audit committee; and (ii) Ms. Henderson, Mr. Lynch and Dr. Dixon, who comprise our compensation committee, each satisfy the independence standards for those committees established by the applicable rules and regulations under the Exchange Act and the Nasdaq Stock Market Rules. In addition, each member of our nominating and corporate governance committee is independent as defined under the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining independence.
No director is related to any of our other directors or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director, except for Mr. Dan who was originally appointed to our Board as a condition to the closing of our acquisition of Viventia in 2016.
How Our Board Is Organized
Board Leadership Structure
The positions of chair of the Board and chief executive officer are presently separated at our company. The duties of the chair of the Board include the following:

•	chairing meetings of our Board and of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our Board or any committees thereof;

•	facilitating communications between other members of our Board and the chief executive officer;

•	determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held;

•	preparing or approving the agenda for each Board meeting; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our Board.
Our Board decided to separate the roles of chair and chief executive officer because it believes that a bifurcated leadership structure offers the following benefits:

•	increasing the independent oversight of our company and enhancing our Board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of board administration;

•	providing the chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our Board;

•	enhancing the independent and objective assessment of risk by our Board; and

•	providing an independent spokesperson for our company.
Board Committees
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our Board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at www.sesenbio.com.
Audit Committee
The members of our audit committee are Ms. Henderson, Dr. Dixon and Mr. Lynch. Ms. Henderson chairs our audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;

•
reviewing and discussing with management and our independent registered public accounting firm (x) our annual and quarterly financial statements and related disclosures (including any interim financial statements to be included in our periodic disclosures filed with the SEC); (y) our earnings press releases; and (z) litigation or other legal matters that could have a significant impact on our financial results;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditing staff, if applicable, and our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	preparing the audit committee report required by SEC rules; and

•	conducting a periodic self-assessment of the audit committee and its charter.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Our Board has determined that each of Ms. Henderson and Mr. Lynch is an “audit committee financial expert” as defined in applicable SEC rules and that each qualifies as independent as defined under the applicable Nasdaq rules.
The audit committee met five times during 2018.
Compensation Committee
The members of our compensation committee are Dr. Dixon, Ms. Henderson and Mr. Lynch. Dr. Dixon chairs our compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our Board with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives, including the establishment of corporate goals and objectives applicable to our chief executive officer and our other executive officers;

•
reviewing and approving, or making recommendations to our Board with respect to, the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, severance agreements, indemnification agreements or other material compensatory agreements with our chief executive officer or our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•
retaining the services, following the determination of independence under applicable Nasdaq and Exchange Act rules, of our compensation consultant, as well as overseeing and considering the recommendations of our compensation consultant;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	establishing, if deemed advisable by our Board, stock ownership guidelines for our chief executive officer, directors and other executive officers;

•	reviewing and discussing annually with management our compensation disclosure required by SEC rules;

•	preparing the compensation committee report required by SEC rules; and

•	conducting a periodic self-assessment of the compensation committee and its charter.
The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “Board Processes-Executive and Director Compensation Processes.” In addition to the Board’s independence determination, our Board has determined that each member of our compensation committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The compensation committee met nine times during 2018.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. Lynch and Ms. Henderson. Mr. Lynch chairs our nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

•	reviewing and making recommendations to our Board with respect to our Board leadership structure;

•	reviewing and making recommendations to our Board with respect to management succession planning;

•	reviewing and making recommendations to our Board with respect to the adequacy of our certificate of incorporation and by-laws;

•	developing and recommending to our Board corporate governance principles;

•	overseeing a periodic evaluation of our Board; and

•	conducting a periodic self-assessment of the nominating and corporate governance committee and its charter.
The nominating and corporate governance committee met one time during 2018.
At the 2019 Annual Meeting, stockholders will be asked to consider the election of Dr. Dixon and Dr. Duker.

Board Meetings and Attendance
Our Board met five times during 2018. During 2018, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees of the Board on which he or she then served.
Our directors are encouraged to attend our annual meetings of stockholders. At the annual meeting of stockholders held in 2018, all eight of the directors then in office were in attendance.
Board Processes
Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to Board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board discusses particular risks.
Executive Sessions
Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.
Director Nomination Process
The process followed by our nominating and corporate governance committee and our Board to identify and evaluate director candidates may include requests to Board members and others for recommendations, evaluation of the performance on our Board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our Board, interviews of selected candidates by members of our nominating and corporate governance committee and our Board.
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee and our Board apply the criteria set forth in our corporate governance guidelines described below under “Corporate Governance Guidelines”. Consistent with these criteria, our nominating and corporate governance committee and our Board expect every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.
Each of the director nominees is currently a member of our Board. The nominee biographies under “Board of Directors—Members of Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our Board to conclude he should continue to serve as a member of our Board. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Our nominating and corporate governance committee and our Board consider the value of diversity when selecting nominees, and believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and abilities. Our nominating and corporate governance committee and our Board do not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.
Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Corporate Secretary at Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, MA 02142, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee and our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by following the procedures set forth under “Other Matters—Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders.”
Communications with Stockholders
Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Corporate Secretary at Sesen Bio, Inc., Attention: Corporate Secretary, or by calling (617) 444-8550. Additional information about contacting our Board or management is available on the Investor Relations section of our website, which is located at www.sesenbio.com.
In addition, stockholders who wish to communicate with our entire Board may do so by writing to Dr. Wendy Dixon, Chair of the Board, Sesen Bio, Inc. 245 First Street, Cambridge, MA 02142. Communications will be forwarded to other directors if they relate to substantive matters that the Chair of the Board, in consultation with our legal counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.
Executive and Director Compensation Processes
Our executive compensation program is administered by the compensation committee of our Board, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our Board for approval, which has full discretion to approve or modify the recommendations of the compensation committee.
In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Our compensation committee has also retained the services of Radford, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although the compensation committee considers Radford’s advice and recommendations about our executive compensation program, the compensation committee ultimately makes its own decisions about these matters.
None of the compensation committee members and none of our executive officers or directors have any relationship with Radford or the individual consultants employed by Radford. Radford has not provided any other services to our Board or management other than compensation consulting services to the compensation committee. The compensation committee has determined that no conflicts of interest exist between Radford and our company, our directors or our executive officers. The compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.
Our director compensation program is administered by the compensation committee of our Board, subject to the oversight and approval of our full Board. The compensation committee conducts periodic reviews of director compensation and makes recommendations to the Board with respect thereto.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our stockholders. The guidelines provide that:

•	our Board’s principal responsibility is to oversee our management;

•	a majority of the members of our Board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.
A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at www.sesenbio.com.

Board Policies
Related Person Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest. As a smaller reporting company, we are also required to review and approve any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of $120,000 and or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person has a direct or indirect material interest. Because one percent of our average total assets for the past two fiscal years has exceeded $120,000, our Board has continued to apply the $120,000 threshold under our policy.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal accounting officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction or direct that such transaction be terminated and rescinded. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than $120,000; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.
The policy provides that transactions involving the compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.
Certain Relationships and Related Party Transactions

Since January 1, 2017, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Viventia Acquisition
On September 20, 2016, we entered into a Share Purchase Agreement with Viventia, the shareholders of Viventia named therein - collectively referred to herein as the Selling Shareholders - and, solely in its capacity as seller representative, Clairmark, an affiliate of Leslie Dan, one of our directors, pursuant to which we agreed to and simultaneously completed the acquisition of all of the outstanding capital stock of Viventia from the Selling Shareholders, referred to herein as the Acquisition. The Selling Shareholders included Clairmark and Stephen Hurly, our former chief executive officer. In connection with the closing of the Acquisition, we issued 4,013,431 shares of our common stock to the Selling Shareholders according to their pro rata share of Viventia’s then-outstanding common shares, which represented approximately 19.9% of our voting power as of immediately prior to the issuance of such shares of our common stock.
In connection with the closing of the Acquisition, we entered into a registration rights agreement with Clairmark, pursuant to which Clairmark has rights, subject to specific conditions, to require us to file registration statements covering the 3,582,328 shares it acquired in the Acquisition or to include such shares in registration statements that we may file for ourselves or other stockholders.
In connection with the forgiveness of certain debt held by Viventia immediately preceding the Acquisition, Viventia irrevocably assigned and set over the right to receive up to $814,000 in the form of research and development investment tax credits to and in favor of Clairmark. In October 2016, we received $697,000 in research and development investment tax credits and in November 2016, we remitted the same amount to Clairmark. In November 2017, we received the remaining $117,000 in research and development investment tax credits and remitted the same amount to Clairmark.
Manufacturing and Office Leases
We lease a manufacturing, laboratory, and office facility in Winnipeg, Manitoba, from an affiliate of Mr. Dan, under a five year renewable lease through September 2020 with a right to renew the lease for one subsequent five-year term. For the years ended December 31, 2018 and 2017, we had a rent expense for this facility of $297,000 and $320,000, respectively.
We also leased an office facility in Toronto, Ontario from an affiliate of Mr. Dan, with rent of approximately $2,000 per month. We provided notice of termination of this lease in December 2018 with an effective termination date of December 31, 2018. We incurred $18,000 in rent expenses for this facility in each of the years ended December 31, 2017 and 2018.
Protoden License
We are party to an intellectual property license agreement under which we pay fees to Protoden Technologies Inc., or Protoden, a company owned by Clairmark. Pursuant to the agreement, we have an exclusive, perpetual, irrevocable and non-royalty bearing license, with the right to sublicense, under certain patents and technology to make, use and sell products that utilize such patents and technology. The annual fee is $100,000. Beginning on January 1, 2025, the licenses granted to us will require no further payments to Protoden. We paid $100,000 under this license agreement to Protoden in each of the years ended December 31, 2017 and 2018.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. A current copy of the code is posted on the Corporate Governance section of our website, which is located at http://www.sesenbio.com. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in filings under the Exchange Act to the extent required by the applicable rules and exchange requirements.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of April 26, 2019:

Name	Age	Position
Thomas R. Cannell, D.V.M.	57	President and Chief Executive Officer and Director
Richard F. Fitzgerald	55	Chief Financial Officer, Secretary and Treasurer
Dennis Kim, M.D., MPH	50	Chief Medical Officer
Glen MacDonald	61	Chief Technology Officer
In addition to the biographical information for Dr. Cannell, which is set forth above, under “Corporate Governance - Board of Directors - Members of Our Board of Directors,” set forth below is certain biographical information about Mr. Fitzgerald and Dr. Kim:
Richard Fitzgerald has served as our Chief Financial Officer, Secretary and Treasurer since January 2018. From October 2017 through December 2017 he served as our Interim Chief Financial Officer. From July 2017 through October 2017, he served as a consultant to private life science based companies. Previously he served as the Chief Financial Officer of PAVmed Inc. (Nasdaq: PAVM) from October 2015 through March 2017 during which time PAVmed completed its IPO and Nasdaq listing. From April 2009 to October 2015, Mr. Fitzgerald was the Chief Financial Officer of TechPrecision Inc. (OTCBB: TPCS), a global manufacturer of precision large-scale components for the medical device, defense and energy industries. From 2002 to 2008, he served in various senior financial roles culminating in the role of Vice President and Chief Financial Officer of Nucleonics Inc., a venture-backed biotechnology company and early pioneer within the field of RNAi therapeutics whose assets were sold to Alnylam Pharmaceuticals Inc. (Nasdaq: ALNY) in December 2008. During his tenure at Nucleonics, he served as co-Chair of the Biotechnology Industry Organization’s (BIO) National CFO and Tax VP Committee, supporting federal tax, finance and capital formation lobbying efforts, and was active in the Association of Biotechnology Financial Officers. From 1995 to 2002, Mr. Fitzgerald served in the corporate development office and, from 1998 to 2002, as Director of Corporate Development for Exelon Corporation (NYSE: EXC), an energy generator and distributor, where he managed business development efforts, mergers and acquisitions, including the $18 billion merger with Unicom and the rollup of utility contractors which led to the formation of InfraSource (NYSE: IFS). From 1985 to 1995, Mr. Fitzgerald served as a Senior Manager in the Audit and Transaction Services Group of Coopers & Lybrand LLP (now PricewaterhouseCoopers). He is a member of the American and Pennsylvania Institutes of Public Accounting and a founding member of the Bucknell University Business Advisory Board. Mr. Fitzgerald received his B.S. in Business Administration and Accounting from Bucknell University.

Dennis Kim, M.D., MPH has served as our Chief Medical Officer since December 2018. From January 2015 through December 2018 he served as Principal and Chief Medical Officer of Panthera Life Sciences, where he provided clinical development, medical affairs and drug safety consulting services to both small biotechnology and large pharmaceutical clients. From August 2014 to December in 2014, Dr. Kim served as the Senior Vice President, North America Medical and Regulatory Affairs at Ipsen BioPharmaceuticals where he led the medial affairs, regulatory and safety departments for all therapeutic areas and supported business development opportunities. From June 2013 through July 2014, he served as the Vice President of Clinical Development at Spectrum Pharmaceuticals where he functioned as the chief medical officer for Talon Therapeutics. From June 2009 through May 2013, Dr. Kim served serially as the Global Program Medical Director/Executive Medical Director for Ilaris (canakinumab) and Global Brand Medical Director/Senior Medical Director for Dovitinib where he led label extension efforts for Ilaris and created a global medical affairs program supporting Dovitinib. From June 2006 through May 2009, Dr. Kim served as the North American Medical Leader at Amgen for NEUPOGEN and Neulasta where he led a 20-person cross-functional team supporting the NEUPOGEN and Neulasta franchise. Earlier in his career, Dr. Kim held roles at Biogen Idec focused on drug safety and risk management and at Amgen focused on global safety in nephrology area. Prior to his roles in industry, Dr. Kim was an Epidemic Intelligence Service Officer at the U.S. Centers for Disease Control and Prevention where he played active roles in environmental and infectious disease studies. Dr. Kim earned his bachelor’s degree in chemistry and biology from Harvard, his M.D. from Stanford University and his MPH from the University of California, Los Angeles.
Glen MacDonald, Ph.D. has served as our Chief Technology Officer since February 2017. From the time of our acquisition of Viventia Bio Inc. in September 2016 to February 2017, Dr. MacDonald served as of Chief Scientific Officer. Dr. MacDonald was Chief Scientific Officer of Viventia Bio Inc. from 2012 to September 2016 and Viventia Bio Inc.'s predecessor company, , Viventia Biotech Inc., from 2005 to 2012. Prior to that, Dr. MacDonald served Viventia Biotech Inc. in several research related capacities from 1997 to 2005. Dr. MacDonald held a Manitoba Cancer Treatment Research Foundation Fellowship from 1996 to 1997 while serving as a post-doctoral fellow at the University of Manitoba Cancer Treatment Research Foundation from 1995 to 1997. Dr. MacDonald also served as a Canadian Arthritis Society post-doctoral fellow at the University of North Carolina at Chapel Hill from 1993 to 1995. He graduated from the University of Guelph with a bachelor’s degree in genetics in 1980 and earned an M.Sc. and Ph.D. from the University of Manitoba in 1987 and 1993, respectively. Dr. MacDonald’s scientific background is extensive, having published in the areas of monoclonal antibodies, graft versus-host disease, lupus and apoptosis.

EXECUTIVE COMPENSATION
Our named executive officers for 2018 are Thomas R. Cannell, D.V.M., our President and Chief Executive Officer, Stephen A. Hurly, our former President and Chief Executive Officer, Richard F. Fitzgerald, our Chief Financial Officer, and Dennis Kim M.D., MPH, our Chief Medical Officer.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(5)	Option awards ($)(6)	Non-Equity Incentive Plan Compensation (7)	All other compensation ($)(8)	Total ($)
Thomas R. Cannell, D.V.M.(1) President and Chief Executive Officer	2018	198,012	—	1,434,362	97,500	280,000	2,009,874
Stephen A. Hurly(2)	2018	264,808	—	248,202	—	682,293	1,195,303
Former President and Chief Executive Officer	2017	425,000	116,802	521,527	—	4,000	1,067,329
Richard F. Fitzgerald(3)	2018	294,412	—	262,448	87,967	19,693	664,520
Chief Financial Officer, Secretary and Treasurer	2017	—	—	—	—	67,693	67,693
Dennis Kim, M.D., MPH(4) Chief Medical Officer	2018	24,235	—	488,961	—	—	513,196

(1)	Dr. Cannell has served as our President and Chief Executive Officer since August 7, 2018.

(2)
Mr. Hurly departed as our President and Chief Executive Officer on August 7, 2018. All compensation reported for Mr. Hurly, except for amounts reported in the "All other compensation" column, reflects amounts awarded to, earned by, or paid to him prior to August 7, 2018.

(3)
Mr. Fitzgerald served as our Interim Chief Financial Officer from October 20, 2017 to January 23, 2018, when he was appointed our Chief Financial Officer. During the period that Mr. Fitzgerald served as our Interim Chief Financial Officer, Mr. Fitzgerald served as a consultant to the Company pursuant to a consulting agreement dated October 13, 2017. Pursuant to such consulting agreement, we paid Mr. Fitzgerald a consulting fee at an agreed upon monthly consulting rate of $26,667 for such services and reimbursed Mr. Fitzgerald for business related expenses. Mr. Fitzgerald became an employee on January 23, 2018 when he was appointed our Chief Financial Officer, Secretary and Treasurer.

(4)	Dr. Kim has served as our Chief Medical Officer since December 3, 2018.

(5)	The amounts reported in the "Bonus" column reflect amounts discretionary cash bonuses payable to our named executive officers in a given year in recognition of their performance.

(6)
The amounts reported in the "Options awards" column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards.

(7)
The amounts reported in "Non-Equity Incentive Plan Compensation" reflect bonuses were based on the achievement of pre-established performance goals that were previously communicated to our executive officers.

(8)
For Dr. Cannell, the amount reported includes a one-time relocation payment in the amount of $280,000 in connection with his relocation to the Philadelphia, PA area. For Mr. Hurly, the amount reported for 2018 includes the severance payments and benefits paid or payable to him in connection with his departure on August 7, 2018, which consist of twelve months of base salary continuation ($425,000), payment of his annual target bonus for 2018 ($212,500), payment of accrued but unused vacation wages ($22,476), and the continued provision of group health and dental insurance to Mr. Hurly and his eligible dependents for a period of up to twelve months following his departure ($22,317). For Mr. Hurly, the amounts reported for 2017 reflect amounts paid to him for discretionary 401(k) matching contributions paid to him as approved by the Board. For Mr. Fitzgerald, the amounts reported for 2018 and 2017 reflect amounts paid him for consulting services in 2017 and in 2018 prior to his hiring as our Chief Financial Officer in January 2018.

Narrative to Summary Compensation Table
Employment, Retention and Consulting Agreements with Named Executive Officers
Thomas R. Cannell, D.V.M.

In August 2018, we entered into an employment agreement with Dr. Cannell, which provides that his employment will continue until either we or Dr. Cannell provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Cannell, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Dr. Cannell's employment agreement, he is entitled to receive an annual base salary of $520,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by the Board. Dr. Cannell's base salary in 2019 is $520,000. In addition, pursuant to his employment agreement, Dr. Cannell is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Board, in its sole discretion. Dr. Cannell’s initial target annual bonus for 2018 and 2019 is 50% of his annual base salary. Under his employment agreement, Dr. Cannell received a one-time relocation payment in the amount of $280,000. If, prior to the two-year anniversary of August 7, 2018, Dr. Cannell resigns without “good reason” (as such term is defined in his employment agreement) or is terminated with “cause” (as such term is defined in the his employment agreement), Dr. Cannell will be required to repay us the total sum of relocation benefits paid to him pursuant to his employment agreement.

Richard F. Fitzgerald
In October 2017, we entered into a consulting agreement with Mr. Fitzgerald as our Interim Chief Financial Officer. Under such agreement, Mr. Fitzgerald received a monthly consulting fee of $26,667 and reimbursement of business related expenses. In January 2018, we entered into an employment agreement with Mr. Fitzgerald. Mr. Fitzgerald's agreement provides that employment will continue until either we or Mr. Fitzgerald provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Mr. Fitzgerald, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.
Pursuant to Mr. Fitzgerald's employment agreement, he is entitled to receive an annual base salary of $320,250, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. Mr. Fitzgerald's annual base salary for 2019 is $320,250. In addition, pursuant to his employment agreement, Mr. Fitzgerald is eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by our Board, in its sole discretion. Mr. Fitzgerald’s annual target bonus for 2018 and 2019 is equal to 35% of his annual base salary.
Dennis Kim, M.D., MPH

In December 2018, we entered into an employment agreement with Dr. Kim, which provides that his employment will continue until either we or Dr. Kim provide notice of termination in accordance with the terms of the agreement. In addition, we entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Dr. Kim, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

Pursuant to Dr. Kim's employment agreement, he is entitled to receive an annual base salary of $420,000, which will be reviewed at least annually and will be subject to increase (but not decrease) from time to time, as determined by our Board. Dr. Kim's annual base salary for 2019 is $420,000. In addition, pursuant to his employment agreement, Dr. Kim is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by our Board, in its sole discretion. Dr. Kim’s target annual bonus for 2019 is 35% of his annual base salary. Dr. Kim commenced employment with us on December 3, 2019 and, thus, was not eligible for an annual bonus for 2018. Under his employment agreement, Dr. Kim is also entitled to receive monthly commuting reimbursement payments, in an amount not to exceed $2,000 per month, upon Dr. Kim’s submission of required receipts and our approval of the expense reimbursement request.

Stephen A. Hurly
Stephen A. Hurly departed as our was our President and Chief Executive Officer on August 7, 2018. Pursuant to our employment agreement with Mr. Hurly, and the determination of our Board, Mr. Hurly was entitled to an annual based salary of $425,000 for the 2018 fiscal year. Pursuant to our employment agreement with Mr. Hurly, he was eligible to receive an annual cash bonus based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which was determined by our Board, in its sole discretion. Mr. Hurly’s annual target bonus for 2018 was equal to 50% of his annual base salary. In addition, we have entered into a non-competition, non-solicitation, confidentiality and assignment agreement with Mr. Hurly, which prohibits him from competing with us, soliciting our employees and customers and disclosing confidential information during the term of his employment and for one year following the conclusion of his service with us.

In connection with his departure, we entered into a separation agreement and general release with Mr. Hurley, dated September 28, 2018, which sets forth the terms of Mr. Hurly’s departure. Pursuant to the separation agreement and general release, subject to Mr. Hurly agreeing to a release of claims and complying with certain other continuing obligations contained therein, we agreed to pay Mr. Hurly the total amount of $637,500, less applicable withholdings and deductions, which consists of the equivalent of twelve months of Mr. Hurly’s base salary ($425,000) immediately prior to his departure and Mr. Hurly’s annual target bonus for 2018 ($212,500). In addition, to the extent allowed by applicable law and the applicable plan documents, we will continue to provide Mr. Hurly and certain of his dependents with group health and dental insurance for a period of up to 12 months after the his departure.

For a description of the severance entitlements of Dr. Cannell, Mr. Fitzgerald and Dr. Kim pursuant to their respective employment agreements, see the section below entitled “Executive Compensation - Potential Payments to Named Executive Officers Upon Termination or Change in Control Transaction.”
Equity Awards
Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incenting our executive officers to remain in our employment during the vesting period. Accordingly, our Board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them, including in the form of stock options or restricted stock units, or RSUs.
On April 9, 2018, we granted Mr. Hurly options to purchase 250,000 shares of our common stock at an exercise price of $1.50 per share. These options were eligible to vest 6.25% every three months over four years, subject to Mr. Hurly's continued service with us on the applicable vesting date. In October 2017, we granted Mr. Hurly options to purchase 420,000 shares of our common stock at an exercise price of $1.59 per share. These options vested in installments based on the achievement of certain strategic and clinical milestones. In January 2018, March 2018 and June 2018, the Compensation Committee of our Board determined that certain performance milestones were met, resulting in vesting of such options with respect to 80,430, 105,000, 87,150 shares, respectively, and a cancellation of 24,570 options. All unvested stock option awards to Mr. Hurly were cancelled at the time of his departure on August 7, 2018, and all vested but unexercised stock option awards were cancelled on November 7, 2018.
On August 7, 2018, we granted Dr. Cannell options to purchase 1,350,000 shares of our common stock at an exercise price of $1.60 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option shall vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Dr. Cannell's continued service with us on applicable the vesting date.
On April 9, 2018, we granted Mr. Fitzgerald options to purchase 200,000 shares of our common stock at an exercise price of $1.50 per share. These options vest 6.25% every three months over four years, subject to Mr. Fitzgerald’s continued service with us on the applicable vesting date.

On December 3, 2018, we granted Dr. Kim options to purchase 425,000 shares of our common stock at an exercise price of $1.70 per share. These options vest 25% on the first anniversary of the date of grant of the option and an additional 6.25% of the shares underlying the option vest at the end of each successive three-month period thereafter until the fourth anniversary of the date of grant of the option, subject to Dr. Kim's continued service with us on the applicable vesting date.
Outstanding Equity Awards at December 31, 2018
The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2018.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Thomas R. Cannell, D.V.M.	—	1,350,000	(1)	1.60	8/7/2028
Richard F. Fitzgerald	—	100,000	(2)	0.93	1/23/2028
	25,000	175,000	(3)	1.50	4/9/2028

Dennis Kim, M.D., MPH	—	425,000	(4)	1.70	12/3/2028

(1)
Vests over four years, with 25% of the shares underlying the option vesting on August 7, 2019, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(2)
Vests over four years, with 25% of the shares underlying the option vesting on January 23, 2019, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(3)	Vests over four years, with 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

(4)
Vests over four years, with 25% of the shares underlying the option vesting on December 3, 2019, the first anniversary of the grant date, and 6.25% of the shares underlying the option vesting quarterly thereafter until the fourth anniversary of the grant date.

Potential Payments to Named Executive Officers Upon Termination or Change in Control Transaction
Pursuant to their respective employment agreements with the Company, upon execution and effectiveness of a release of claims, each of Dr. Cannell, Mr. Fitzgerald and Dr. Kim will be entitled to severance payments if his employment is terminated under specified circumstances.
Dr. Cannell. If we terminate Dr. Cannell’s employment without cause, as defined in his employment agreement, or if Dr. Cannell terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Dr. Cannell’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to his target bonus payment for the year in which the termination of employment occurs, prorated for the portion of the year in which he was employed, and, (iii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period up to 12 months.
If we terminate Dr. Cannell’s employment without cause or if Dr. Cannell terminates his employment with us for good reason, in each case within 18 months following a change in control transaction, we are obligated to (i) pay Dr. Cannell an amount equal to his base salary for 24 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Cannell an amount equal to two times his target bonus payment for the year in which the termination of employment occurs, (iii) accelerate in full the vesting of all of Dr. Cannell’s outstanding equity awards and, (iv) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period of up to 24 months.
Mr. Fitzgerald. If we terminate Mr. Fitzgerald's employment without cause, as defined in his employment agreement, or if Mr. Fitzgerald terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Mr. Fitzgerald’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices and, (ii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Mr. Fitzgerald and certain of his dependents with group health and dental insurance for a period of up to 12 months. If we terminate Mr. Fitzgerald’s employment without cause or if Mr. Fitzgerald terminates his employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to: (i) pay Mr. Fitzgerald’s base salary for a period of 12 months, paid in accordance with our then-current payroll practices, (ii) continue, to the extent allowed by applicable law and the applicable plan documents, to provide Mr. Fitzgerald and certain of his dependents with group health and dental insurance for a period of 12 months, and (iii) accelerate in full the vesting of all of Mr. Fitzgerald’s outstanding equity awards.
Dr. Kim. If we terminate Dr. Kim’s employment without cause, as defined in his employment agreement, or if Dr. Kim terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control transaction, as defined in his employment agreement, we are obligated to (i) pay Dr. Kim’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices and (ii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Kim and certain of his dependents with group health and dental insurance for a period up to 12 months.
If we terminate Dr. Kim’s employment without cause or if Dr. Kim terminates his employment with us for good reason, in each case within 12 months following a change in control transaction, we are obligated to (i) pay Dr. Kim an amount equal to his base salary for 12 months, payable in accordance with our then-current payroll practices, (ii) accelerate in full the vesting of all of Dr. Kim’s outstanding equity awards (which accelerated equity awards shall remain exercisable for a period of 90 days following Dr. Kim’s termination) and, (iiii) to the extent allowed by applicable law and the applicable plan documents, continue to provide Dr. Cannell and certain of his dependents with group health and dental insurance for a period of up to 12 months.
Taxation. To the extent that any severance or other compensation payment to any of Dr. Cannell, Mr. Fitzgerald and Dr. Kim pursuant to their respective employment agreements or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.
401(k) Plan
We maintain a defined contribution 401(k) retirement plan for our employees in which substantially all of our full-time U.S. employees are eligible to participate, including our named executive officers. Participants may contribute a percentage of their annual compensation to this plan, subject to statutory limitations. We made matching contributions of $18,281 to the plan for the year ended December 31, 2018.
Limitation of Liability and Indemnification
Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law, or the DGCL, and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.
We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with all of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his or her service as one of our directors or executive officers.
Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DIRECTOR COMPENSATION
Our non-employee directors are compensated for their services on our Board as follows:

Compensation
Annual Board Cash Retainer	$35,000
Additional Retainer for Non-Executive Chair of the Board	$47,500
Additional Retainers for Committee Chairs
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$7,500
Additional Retainers for Committee Members
• Audit	$7,500
• Compensation	$6,000
• Nominating and Corporate Governance	$3,750
Annual Equity Award (non-employee directors)	52,500 shares of common stock
Annual Equity Award (Chair of the Board)	52,500 shares of common stock
Initial Equity Award (non-employee directors)	105,000 shares of common stock
The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a three-year period following the grant date. The annual stock options granted to our non-employee directors will, subject to the director’s continued service on our Board, vest monthly in equal amounts over a one-year period following the grant date.
Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Each member of our Board will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.
The table below shows all compensation to our non-employee directors during 2018.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Wendy L. Dixon, Ph.D.	102,996	154,576	257,572
Abbie C. Celniker, Ph.D.(2)	23,333	77,278	100,611
Paul G. Chaney(2)	24,688	77,278	101,966
Leslie L. Dan, B.Sc., Phm., M.B.A., C.M.	35,000	77,278	112,278
Jay Duker, M.D.	36,498	77,278	113,776
Barry Gertz, M.D.(2)	15,769	—	15,769
Jane V. Henderson	56,147	77,278	133,425
Daniel S. Lynch	53,024	77,278	130,302

(1)
Immediately following the annual meeting of stockholders held on June 12, 2018, Dr. Dixon, Dr. Celniker, Mr. Chaney, Mr. Dan, Dr. Duker, Ms. Henderson and Mr. Lynch each received an option to purchase 52,500 shares of common stock at an exercise price of $2.24 per share. Dr. Dixon received an additional 52,500 shares of common stock at an exercise price of $2.24 per share as Chair of the Board. These stock options vest over twelve months, with 1/12th of the shares underlying the option vesting at the end of each one-month period following June 12, 2018. The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board ASC Topic 718. See Note 12 to our financial statements appearing at the end of our Annual Report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards.

(2)
Dr. Celniker and Mr. Chaney each resigned from our Board on August 7, 2018. Dr. Gertz did not stand for re-election to the Board at our 2018 meeting of stockholders; as a result, his term expired at the completion of the 2018 annual meeting of stockholders on June 12, 2018.

During 2018, we did not provide any additional compensation to Dr. Cannell, our President and Chief Executive Officer, or Mr. Hurly, our Former President and Chief Executive Officer, for their service as a director. Dr. Cannell and Mr. Hurly’s compensation as a named executive officer is set forth above under “Executive Compensation - Summary Compensation Table.”
The table below shows all stock options held by each of our directors as of December 31, 2018.

Name	Stock Options Outstanding (#)
Wendy L. Dixon, Ph.D.	145,359
Leslie L. Dan, B.Sc., Phm., M.B.A., C.M.	76,715
Jay Duker, M.D.	84,787
Jane V. Henderson	105,849
Daniel S. Lynch	167,267

AUDIT-RELATED MATTERS
Audit Committee Report
The audit committee of the Board of Sesen Bio, Inc. has reviewed Sesen’s audited financial statements for the fiscal year ended December 31, 2018 and discussed them with Sesen’s management and Ernst & Young LLP, Sesen’s independent registered public accounting firm.
The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Sesen’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Sesen’s Board that the audited financial statements referred to above be included in Sesen’s Annual Report on Form 10-K for the year ended December 31, 2018.
By the audit committee of the Board of Sesen Bio, Inc.
Jane V. Henderson
Wendy Dixon, Ph.D.
Daniel S. Lynch
Audit Fees and Services
Ernst & Young LLP provided audit and tax services to us consisting of the audit of our 2018 and 2017 financial statements and tax compliance services. The following table summarizes the fees for Ernst & Young LLP services to us for the last two fiscal years.

Fee Category	Fiscal Year 2018	Fiscal Year 2017
Audit Fees(1)	$547,179	$450,000
Audit-Related Fees(2)	145,000	246,390
Tax Fees(3)	18,476	10,500
All Other Fees(4)	—	—
Total Fees	$710,655	$706,890

(1)	Audit fees consist of fees for the audit of our annual financial statements.

(2)
Audit-related fees for fiscal year 2018 were incurred in connection with our registered direct offering in March 2018 and our underwritten public offering in June 2018, our fees related to a registration statement on Form S-8. Audit-related fees for fiscal year 2017 were incurred in connection with a registration statement on Form S-1 filed in November 2017 as well the acquisition of Viventia.

(3)
Tax fees for fiscal years 2018 and 2017 consist of fees for tax compliance services. For fiscal year 2018 fees also consist of routing on-call tax advisory fees. Tax compliance services relate primarily to the preparation of our U.S. and various state tax returns.

(4)	There were no other fees for fiscal year 2018 or 2017.
In 2014, the audit committee adopted a formal policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm, Ernst & Young LLP. The policy requires that all services to be provided by Ernst & Young LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board pre-approved all audit and non-audit services provided by Ernst & Young LLP during fiscal year 2018 and 2017.

MATTERS TO BE VOTED ON
Proposal 1: Election of Class II Directors
In accordance with the terms of our Restated Certificate of Incorporation and our Amended and Restated By-laws, our Board is divided into three classes, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class I: Leslie L. Dan and Thomas R. Cannell, and their term expires at the annual meeting of stockholders to be held in 2021.

•	Class II: Wendy Dixon and Jay S. Duker, and their term expires at the 2019 Annual Meeting.

•	Class III: Jane V. Henderson and Daniel S. Lynch, and their term expires at the annual meeting of stockholders to be held in 2020.
At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Dr. Dixon and Dr. Duker are current directors whose terms expire at the 2019 Annual Meeting. Dr. Dixon and Dr. Duker are each nominated for re-election as a class II director, with a term expiring at the annual meeting of stockholders to be held in 2022, or our 2022 Annual Meeting, and upon the election and qualification of their respective successors. Biographical information and the attributes, skills and experience of each nominee that led our Nominating and Corporate Governance Committee and Board to determine that such nominee should serve as a director are discussed in the "Board of Directors - Members of Our Board of Directors” section of this Proxy Statement.
Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above for a three-year term ending at our 2022 Annual Meeting, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish for their shares to be voted for any or all nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. We do not contemplate that any of the nominees will be unable to serve if elected.
Vote Required and Recommendation of Our Board of Directors
The two director nominees receiving the highest number of FOR votes shall be elected to our Board, each to serve until our 2022 Annual Meeting or until such person's successor is qualified and elected. Our Board Recommends that you vote FOR the election of each of the nominees as directors.

Proposal 2: To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board
General
Our Board has adopted and is recommending that our stockholders approve a proposed amendment to our Restated Certificate of Incorporation in substantially the form attached hereto as Annex A, to effect a reverse stock split of our outstanding shares of common stock at a ratio within a range from 1:3 to 1:10, with the final ratio to be determined by our Board, in its sole discretion, following stockholder approval. If the stockholders approve and adopt the proposed amendment to effect the reverse stock split, and our Board decides to implement it, the reverse stock split will become effective on the date of the filing of the proposed amendment with the Secretary of State of the State of Delaware.
The reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock (which will remain at 200,000,000) or preferred stock (which will remain at 5,000,000) or change the par values of our common stock (which will remain at $0.001 per share) or preferred stock (which will remain at $0.001 per share).
Background
Our common stock is currently quoted on The Nasdaq Global Market and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly-held shares, market value of listed shares, minimum bid price per share, and minimum stockholder's equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from Nasdaq.
On February 19, 2019, we received notice, or the Notice, from Nasdaq that we are not currently in compliance with the $1.00 minimum closing bid price requirement of Nasdaq Listing Rule 5450(a)(1). The Notice indicated that, consistent with Nasdaq Listing Rule 5810(c)(3)(A), we have until August 19, 2019 to regain compliance with the minimum bid price requirement by having the closing bid price of our common stock meet or exceed $1.00 per share for at least ten consecutive business days. If we do not regain compliance by August 19, 2019, we may be subject to delisting.
Purpose of the Proposed Reverse Stock Split
Our Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on the Nasdaq Global Market.
Delisting from the Nasdaq Global Market may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.
If we are delisted from the Nasdaq Global Market and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage for us;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.
Our Board believes that the proposed reverse stock split is a potentially effective means for us to maintain compliance with the Nasdaq listing rules and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq Global Market by producing the immediate effect of increasing the bid price of our common stock.
Increase the Market Price of our Common Stock to a Level More Appealing for Investors
We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have fewer third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our common stock than that which currently exists.
We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national securities exchange. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.
Determination of Ratio
The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1:3 and not more than 1:10, as determined by our Board in its sole discretion. In determining the reverse stock split ratio, our Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;

•	prevailing market conditions;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

•	our capitalization (including the number of shares of our common stock issued and outstanding);

•	the prevailing trading price for our common stock and the volume level thereof; and

•	potential devaluation of our market capitalization as a result of a reverse stock split.
The purpose of asking for authorization to amend our Restated Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.
Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.
The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 77,464,782 shares as of the Record Date to a number of shares between and including one-third to one-tenth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-third to one-tenth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including three to ten times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board (iii) the number of shares reserved for future issuance pursuant to our 2014 Equity Incentive Plan will be reduced to between and including one-third to one-tenth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board; and (iv) the number of shares reserved for future issuance pursuant to our 2014 Stock Incentive Plan will be reduced to between and including one-third to one-tenth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board.
The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the 1:3 to 1:10 range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of the Record Date.

	Before Reverse Stock Split	After Reverse Stock Split

		1-for-3	1-for-7	1-for-10
Common Stock Authorized	200,000,000	66,666,666	28,571,428	20,000,000
Preferred Stock Authorized	5,000,000	1,666,666	714,285	500,000
Common Stock Issued and Outstanding	77,464,781	25,821,593	11,066,397	7,746,478
Common Stock Underlying Options and Warrants	14,946,194	4,982,064	2,135,170	1,494,619
Common Stock Available for Grant under 2014 Stock Incentive Plan	1,319,184	439,728	188,454	131,918
Common Stock Available for Grant under 2014 Employee Stock Purchase Plan	29,868	9,956	4,266	2,986
Total Common Stock Authorized but Unreserved	106,239,973	35,413,324	15,177,139	10,623,997

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters
The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-third to one-tenth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
Effect of Authorized but Unissued Shares
The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 200,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.
Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.
Potential Anti-Takeover and Dilutive Effects
The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 200,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority under the provisions of our Restated Certificate of Incorporation to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the Nasdaq listing standards, assuming we remain listed on the Nasdaq Global Market. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.
In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:

•
Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.
As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.
Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.
No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split or the corresponding amendment to our Restated Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.
U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
Generally, a reverse stock split will not result in the recognition of gain or loss for U.S. federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split, if effected.
The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his, her or its own tax advisor with respect to all of the potential tax consequences to him, her or it of the reverse stock split.
Vote Required and Recommendation of the Board
The approval of Proposal 2 requires the affirmative vote of a majority of our outstanding shares of common stock. The Board recommends that stockholders vote FOR on Proposal 2 to approve the amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined in the discretion of our Board.

Proposal 3: To approve an amendment of our 2014 Stock Incentive Plan, or the 2014 Plan, to (i) increase the number of shares reserved for issuance under our 2014 Plan by 7,908,972 shares and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis.
The Board is asking the stockholders to approve an amendment of our 2014 Stock Incentive Plan, or the 2014 Plan, to (i) increase by 7,908,972 shares the number of shares of our common stock reserved for issuance under the 2014 Plan and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis, or the 2014 Plan Amendment.
Upon the recommendation of the Compensation Committee, the Board approved the 2014 Plan Amendment, subject to the receipt of stockholder approval at the 2019 Annual Meeting. The Board believes that approval of the 2014 Plan Amendment is in the best interests of our stockholders and us because equity-based awards help to attract, motivate, and retain talented executives, employees, directors and other service providers, align employee and stockholder interests, link employee compensation with performance and maintain a culture based on employee share ownership. The Board recommends that the stockholders approve the 2014 Plan Amendment.
Our Board believes that the number of shares of common stock currently available for issuance under the 2014 Plan is insufficient to meet our future equity needs for incentive compensation. Before giving effect to the proposed amendment, an aggregate of approximately 1,319,184 shares are available for future grants under the 2014 Plan. The approval of an additional 7,908,972 shares will bring the total shares of our common stock available for future incentive compensation needs to approximately 9,228,156 shares. If stockholders do not approve the proposed amendment at the 2019 Annual Meeting, the 2014 Plan Amendment will not be effective, and the 2014 Plan will remain in effect without giving effect to the proposed amendment.
Our Board believes that the proposed amendment is vital to our ability to attract, retain and motivate top quality employees, directors and consultants as we execute our business strategy. Further, our Board believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, directors and consultants the opportunity to acquire or increase their proprietary interests in us by receiving awards under the 2014 Plan.
In its determination to approve the 2014 Plan Amendment, the Board reviewed an analysis prepared by Radford, the Compensation Committee’s compensation consultant, which included an analysis of our historical and likely prospective share usage, certain burn rate metrics and the costs associated with the 2014 Plan. Specifically, the Board considered that:

•
The Board believes that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) develops a culture of ownership among our employees and the Board, (ii) aligns the interests of our employees and the Board with the interests of our other stockholders and (iii) preserves our cash resources. To date, we have successfully competed for top talent, often in direct competition with much larger pharmaceutical companies with greater resources, in part because of our use of equity-based compensation. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

•
We expect the share authorization under the 2014 Plan, including the proposed increase described above, to provide us with enough shares for awards through the 2021 compensation cycle, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical stock burn rate, and further dependent on the price of our common stock and hiring activity during the next few years, forfeitures of outstanding awards under the 2014 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the 2014 Plan could last for a shorter or longer time.

•
Radford’s analysis, which is based on generally accepted evaluation methodologies used by investors and proxy advisory firms concluded that the increase of the number of shares under the 2014 Plan is well within generally accepted standards as measured by an analysis of the plan cost relative to industry and peer standards.

The 2014 Plan contains an “evergreen” provision pursuant to which as of the first day of each fiscal year, beginning with the fiscal year ended December 31, 2015 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2024, the number of shares authorized for issuance under the 2014 Plan is increased to the least of (i) 1,102,362 shares of of our common stock, (ii) four percent (4%) of the number of outstanding shares of our common stock on such date and (iii) an amount determined by our Board.

In connection with seeking the increase in the number of shares authorized for issuance under the 2014 Plan as described above, our Board also believes it is in the best interests of our stockholders to voluntarily amend the 2014 Plan to remove the evergreen provision. This means that the number of shares authorized for issuance under our 2014 Plan will no longer be subject to automatic increases each year during the remaining life of the plan. Instead, to the extent additional shares of our common stock are required for our 2014 Plan in the future, the prior approval of our stockholders will be required.
Summary of Material Provisions of 2014 Plan
The following summary of the material provisions of the 2014 Plan is qualified in its entirety by reference to the complete text of (x) the 2014 Plan Amendment and (y) the 2014 Plan, which are attached as Annex B to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2014 Plan Amendment and the 2014 Plan in their entirety.
Eligible Participants. Awards may be granted under the 2014 Plan to individuals who are employees, officers or directors of ours or an affiliate, or consultants or advisers to us. As of April 26, 2019, approximately twenty-four employees, five non-employee directors and one non-employee consultant of ours or our subsidiaries or affiliates would have been eligible to participate.
Effective Date. The effective date of the 2014 Plan was February 11, 2014, which was immediately prior to the closing of the initial public offering of our common stock on the Nasdaq Global Market.
Term. The 2014 Plan will terminate automatically on February 11, 2024 (but any awards previously granted under the 2014 Plan prior to such date may extent beyond such date), unless it is earlier terminated by the Board.
Administration. The Compensation Committee of our Board administers the 2014 Plan and has authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2014 Plan and to construe and interpret the terms of the plan and any award agreements entered into under the plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2014 Plan or any award under the plan in the manner and to the extent it deems expedient and it is the sole and final judge of such expediency. All decisions by the Compensation Committee are made in its sole discretion and are final and binding on all persons having or claiming any interest in the 2014 Plan or in any award under the plan.
To the extent permitted by applicable law, the Compensation Committee may delegate to one or more of our officers the power to grant options and other awards that constitute rights under Delaware law (subject to any limitations under the 2014 Plan) to our employees or officers and to exercise such other powers under the 2014 Plan as the Compensation Committee may determine, provided that the Compensation Committee must fix the terms of such awards to be granted by such officers (including the exercise price of such awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such awards that the officers may grant. No officer will be authorized to grant such awards to any “executive officer” (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Compensation Committee may not delegate this authority to grant restricted stock, unless Delaware law then permits such delegation.
Amendment and Termination. The Board may amend, suspend or terminate the 2014 Plan or any portion of the 2014 Plan at any time, provided that no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until our stockholders approve such amendment. Unless otherwise specified in the amendment, any amendment to the 2014 Plan will apply to, and be binding on the holders of, all outstanding awards under the 2014 Plan at the time the amendment is adopted, provided our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2014 Plan.
The Compensation Committee may amend, modify or terminate any outstanding award granted under the 2014 Plan, subject to certain limitations set forth in the 2014 Plan, provided that the participant’s consent to any such action will be required unless the Compensation Committee determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2014 Plan, or the change is made in connection with a reorganization event.
Awards. The following type of awards may be made under the 2014 Plan, subject to the limitations set forth in the 2014 Plan: stock options, which may be either incentive stock options or non-qualified stock options; restricted stock awards; restricted stock units; stock appreciation rights, or SARs; and other stock-based awards.

The 2014 Plan provides that each award will be evidenced in such form (written, electronic or otherwise) as the Compensation Committee determines. Each award may contain terms and conditions in addition to those set forth in the 2014 Plan.
Shares Available for Issuance. The 2014 Plan presently has an aggregate amount of approximately 1,319,184 shares available for issuance. The 2014 Plan Amendment will increase the number of shares that may be issued under the 2014 Plan by 7,908,972 shares, for a total of approximately 9,228,156 shares, subject to adjustment in connection with certain changes in our capitalization, as described below.
Shares subject to an award granted under the 2014 Plan will be counted against the maximum number of shares of our common stock available for issuance under the plan as one share for every one share of our common stock subject to such an award. Shares subject to an award of SARs will be counted against the maximum number of shares available for issuance under the plan as one share for every one share of our common stock subject to such an award regardless of the number of shares of our common stock actually issued to settle such SARs upon the exercise of those rights. Awards that do not entitle a grantee to receive or purchase shares of our common stock and awards that are settled in cash will not be counted against the maximum number of shares of our common stock available for issuance under the plan. In the event SARs are granted in tandem with a stock option award for the same number of shares of common stock, and which provide that only one such award may be exercised, only the shares covered by the stock option award, and not the shares covered by the SAR, will be counted against the maximum number of shares available for issuance under the 2014 Plan, and the expiration of one in connection with the other’s exercise will not restore shares to the 2014 Plan.
Shares subject to an award granted under the 2014 Plan will again become available for issuance under the 2014 Plan in the same amount as such shares were counted against the share issuance limit if the award terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (except as set forth below).
The number of shares of our common stock available for issuance under the 2014 Plan will not be increased by the number of shares of our common stock delivered (either by actual delivery, attestation, or net exercise) to us by a participant to (i) purchase shares of our common stock upon the exercise of an award or (ii) satisfy tax withholding obligations (including shares retained from the award creating the tax obligation).
Shares of our common stock to be issued under the 2014 Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, shares of treasury stock.
Stock Options. An option granted under the 2014 Plan will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve consistent with the terms of the 2014 Plan. No option may be exercisable more than 10 years after the option grant date. Our Compensation Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service. An option that the Compensation Committee intends to be an “incentive stock option” (as defined in Section 422 of the Code) may only be granted to employees of the Company or certain of our related corporations.
The exercise price per share of our common stock for each option granted under the 2014 Plan may not be less than 100% of the fair market value of a share of our common stock on the option grant date, provided that if the Compensation Committee approves the grant of an option with an exercise price to be determined on a future date, the exercise price will be not less than 100% of the fair market value on such future date.
Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in such forms as are approved by the Compensation Committee. These forms may include, in the Compensation Committee’s discretion, cash or check, an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholdings, shares of our common stock, net exercise, and payment of such other lawful consideration as the Compensation Committee may determine.
Restricted Stock and Restricted Stock Units. Restricted stock is an award of our common stock on which vesting restrictions are imposed that subject the underlying shares of our common stock to a substantial risk of forfeiture, as defined in Section 83 of the Code. A restricted stock unit is an award that represents a conditional right to receive shares of our common stock or cash in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Subject to the provisions of the 2014 Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the shares of our common stock subject to the award. A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends, except (i) to the extent limited by the Compensation Committee and (ii) that unless otherwise provided for in an applicable award agreement, dividends declared and paid by the Company with respect to shares of restricted stock will be paid to the holder of such restricted shares only if and when such restricted shares become free from the restrictions on transferability and forefeitability that apply to such restricted shares. Grantees of restricted stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Compensation Committee may award dividend equivalent rights on such units. Dividend equivalents may be paid currently or credited to an account for the participants, may be settled in cash and/or shares of our common stock, and may be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which the dividend equivalents are paid. The Compensation Committee may, in its discretion, provide that settlement of restricted stock units will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code.
Stock Appreciation Rights. The Compensation Committee may grant SARs in conjunction with all or a part of any option or other award granted under the 2014 Plan, or without regard to any option or other award. The Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR. No SAR will be granted with a term in excess of 10 years.
Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of our common stock on the exercise date over the measurement price of the SAR, as determined by the Compensation Committee. The measurement price of a SAR may not be less than the fair market value of a share of our common stock on the grant date.
Other Stock-Based Awards.  The 2014 Plan authorizes other awards of shares of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property, having such terms and conditions as the Compensation Committee may determine, or Other Stock-Based Awards. Other Stock-Based Awards are available as a form of payment in the settlement of other awards granted under the 2014 Plan or as payment in lieu of compensation to which a participant under the plan is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as the Compensation Committee may determine.
Limitation on Repricing of Stock Options and SARs.
With respect to stock options and SARs, unless such action is approved by our stockholders or otherwise permitted under the terms of the 2014 Plan as an equitable adjustment in connection with certain changes in capitalization and reorganization events as described below, we may not (i) amend any outstanding stock option or SAR granted under the plan to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding stock option or SAR, (ii) cancel any outstanding stock option or SAR (whether or not granted under the plan) and grant in substitution therefor new awards under the plan (other than certain substitute awards described in the plan) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled stock option or SAR, (iii) cancel in exchange for a cash payment any outstanding stock option or SAR with an exercise or measurement price per share above the then-current fair market value of a share of our common stock or (iv) take any other action under the plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
Equitable Adjustments.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event (including the Reverse Stock Split referenced in Proposal 2 above), or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, we are required by the 2014 Plan to make equitable adjustments (or make substitute awards, if applicable), in a manner determined by the Compensation Committee, to:

•	the number and class of securities available under the 2014 Plan;

•	the share counting rules under the 2014 Plan;

•	the number and class of securities and exercise price per share of each outstanding option;

•	the share and per-share provisions and measurement price of each outstanding SAR;

•	the number of shares and the repurchase price per share subject to each outstanding restricted stock award or restricted stock unit award; and

•	the share and per-share related provisions and purchase price, if any, of any outstanding Other Stock-Based Award.

Upon a merger or other reorganization event (as defined in the 2014 Plan), the Compensation Committee, may, on such terms as it determines (except to the extent specifically provided otherwise in an applicable award agreement or other agreement between the plan participant and us), take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock awards:

•	provide that all outstanding awards will be assumed or substantially equivalent awards will be substituted by the successor corporation (or an affiliate thereof);

•
upon written notice to a participant, provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period following the date of such notice;

•
provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to outstanding awards will lapse, in whole or in part, prior to or upon the reorganization event;

•
in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award;

•
provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or

•	any combination of the foregoing.
The Compensation Committee is not obligated by the 2014 Plan to treat all awards, all awards held by a participant or all awards of the same type, identically.
Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless the Compensation Committee may otherwise determine, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to the reorganization event, unless the Compensation Committee provided for the termination or deemed satisfaction of such repurchase or other rights under the restricted stock award agreement or any other agreement between the participant and us. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award or in any other agreement between the participant and us.
Transferability.  Subject to limited exceptions specified in the 2014 Plan, awards under the 2014 Plan may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the plan participant, are exercisable only by the plan participant.
Withholding. Participants must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of our common stock under an award. We may decide to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price unless we determine otherwise. If provided for in an award or approved by the Compensation Committee in its sole discretion, a participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of our common stock, including shares retained from the award creating the tax obligation, valued at their fair market value, provided, however, except as otherwise provided by the Compensation Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
Acceleration.  The Compensation Committee may at any time provide that any award under the 2014 Plan will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Federal Income Tax Consequences
The following summarizes the federal income tax consequences of awards that may be granted under the 2014 Plan.
Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss, and we will not be entitled to any deduction in connection with such disposition or the grant or exercise of the option. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares, and we will generally be entitled to a corresponding deduction. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, will be long-term or short-term capital gain or loss, depending on the holding period.
Nonqualified Stock Options.    An optionee does not recognize taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights.    A holder of a SAR does not recognize taxable income at the time he or she is granted a SAR. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date the award vests. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to recognize ordinary income on the date of acquisition of the shares, provided such election is made no later than 30 days after such date. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of acquisition over the amount, if any, paid for such shares. Upon the sale of shares acquired pursuant to a restricted stock award for which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Restricted Stock Units.    A participant generally will recognize no income upon the grant of a restricted stock unit. Upon the settlement and/or payment of restricted stock units, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Dividend Equivalents. A participant generally will recognize no income upon grant of a dividend equivalent. Upon settlement and/or payment of the dividend equivalent, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Other Stock-Based Awards. With respect to Other Stock-Based Awards granted under the 2014 Plan, when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any common stock or other property received will generally be ordinary income to the participant. If the participant is an employee, such ordinary income generally is subject to withholding taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Tax Withholding. Awards granted under the 2014 Plan to our employees will be subject to tax withholding as required by applicable laws upon the vesting of or other lapse of restrictions applicable to such award or upon the issuance of any shares upon the exercise of an award.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant, vesting and/or exercise of awards granted under the 2014 Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2014 Plan participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2014 Plan participant may reside, nor does it discuss the Medicare tax on net investment income.
Proposed Amendment to the 2014 Plan

Our Board has approved, and recommends for adoption by our stockholders, the 2014 Plan Amendment to (i) increase the number of shares of common stock reserved for issuance under the 2014 Plan by 7,908,972 shares and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis.
The effectiveness of the 2014 Plan Amendment is contingent upon stockholder approval. If our stockholders do not approve the amendment, the existing version of our 2014 Plan will remain in effect, unchanged.
Plan Benefits
On April 26, 2019, the closing price of our common stock on the Nasdaq Global Market was $______ per share. No awards have been approved for grant under the 2014 Plan contingent upon stockholder approval of the 2014 Plan Amendment. The granting of awards under the 2014 Plan is subject to the discretion of the Compensation Committee, and we cannot now determine with certainty the number or type of awards to be granted in the future to any particular person or group.
For illustrative purposes only, the following table sets forth (i) the number shares of our common stock subject to stock options granted under our 2014 Plan and (ii) the weighted average exercise price per share of these options, for all executive officers as a group, for all non-employee directors as a group and for all employees (excluding executive officers) as a group. There are no issued and outstanding restricted stock awards, RSUs or SARs under the 2014 Plan.

Identity of Group	Number of Options Granted	Weighted Average Exercise Price Per Share ($)
Thomas R. Cannell, D.V.M. President and Chief Executive Officer	1,000,000	0.83
Stephen A. Hurly Former President and Chief Executive Officer	—	—
Richard F. Fitzgerald Chief Financial Officer, Secretary and Treasurer	478,500	1.13
Dennis Kim, M.D., MPH Chief Medical Officer	—	—
All executive officers, as a group	1,997,276	1.00
All non-employee directors, as a group	579,977	4.13
All employees (excluding executive officers, as a group)	913,809	1.26

Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 3 requires the affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter. The Board recommends that stockholders vote “FOR” on Proposal 3 to approve an amendment to the 2014 Plan to (i) increase the number of shares of common stock reserved for issuance thereunder the 2014 Plan by 7,908,972 shares and (ii) eliminate the “evergreen” or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis.

Proposal 4: To Ratify the Selection of Ernst & Young LLP as Sesen Bio’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019
The audit committee of our Board has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2010. Although stockholder approval of the selection of Ernst & Young LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the 2019 Annual Meeting, our audit committee may reconsider this selection.
Representatives of Ernst & Young LLP are expected to be present at the 2019 Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.
Vote Required and Recommendation of Our Board of Directors
The approval of Proposal 4 requires the affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter. The Board recommends that stockholders vote FOR on Proposal 4 to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information concerning the awards that may be issued under our 2009 Stock Incentive Plan, our 2014 Stock Incentive Plan, our 2014 Employee Stock Purchase Plan, or under separate inducement awards as of December 31, 2018.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and warrants		Weighted-average exercise price of outstanding options and warrants(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders - options	1,966,947	(2)	2.43	2,039,406
Equity compensation plans not approved by security holders - options (3)	1,975,000	(4)	1.8
Total	3,941,947			2,039,406
(1)    Represents the weighted-average exercise price of outstanding stock options only.
(2)    Consists of outstanding stock options and restricted stock to purchase 1,966,947 awards pursuant to our 2009 Stock Incentive Plan, our 2014 Stock Incentive Plan, and our 2014 Employee Stock Purchase Plan.
(3)    Our Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect all equity awards will be made under stockholder-approved plans.
(4)    In September 2016, the Company issued 650,000 inducement equity awards outside the Company's 2014 Stock Incentive Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity awards were, upon the recommendation of the Compensation Committee of our Board, approved by our Board and were made as an inducement material to (i) Mr. Hurly, (ii) Arthur DeCillis, M.D., our former Chief Medical Officer, (iii) Dr. Glen MacDonald and (iii) Gregory P. Adams, Ph.D., our former Chief Scientific Officer, in connection with each individual's acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Each of the inducement grants expires on the day preceding the tenth anniversary of the grant date and vests over four years, with 25% of the original number of shares subject to the option vesting on the one year anniversary of the date of grant of the option and an additional 6.25% of the shares subject to the option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the option, subject to the recipient’s continued service with us through the applicable vesting dates. The unvested portion of Dr. DeCillis’ inducement award was forfeited as of October 3, 2017, which was the effective date of his resignation, and the remaining vested but unexercised options cancelled on January 3 2018. The unvested portion of Mr. Hurly’s inducement award was forfeited as of August 7, 2018, which was the date of his departure from us, and the remaining vested but unexercised options cancelled on November 7, 2018.
On August 7, 2018, in connection with the appointment of Dr. Cannell, we granted Dr. Cannell a non-statutory stock option to purchase 1,350,000 shares of our common stock. This grant was made in the form of an inducement equity award outside the 2014 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). This stock option was granted with an effective grant date of August 7, 2018 and an exercise price of $1.60 per share (the closing price per share of our common stock on August 7, 2018). The stock option has a ten-year term and vests over a four-year period, with 25% percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25% percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Dr. Cannell’s continued service with us through the applicable vesting dates. The inducement equity award was approved by our Compensation Committee and was made as an inducement material to Dr. Cannell’s entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

On December 3, 2018, in connection with the appointment of Dennis Kim, M.D., MPH as our Chief Medical Officer, we granted Dr. Kim a non-statutory stock option to purchase 425,000 shares of our common stock. The grant was made in the form of an inducement equity award outside the 2014 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Kim’s stock option was granted with an effective grant date of December 3, 2018 and an exercise price of $1.70 per share (the closing price per share of our common stock on December 3, 2018) as an inducement to Dr. Kim in connection with his employment. The inducement equity award was approved and recommended by our Compensation Committee, approved by the Board and was made as an inducement material to Dr. Kim’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

OWNERSHIP OF COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 26, 2019 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•
each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock based on currently available Schedules 13D and 13G filed with the Securities and Exchange Commission.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 77,764,782 shares of our common stock outstanding as of April 26, 2019.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options and warrants that are currently exercisable or exercisable within 60 days after April 26, 2019 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Sesen Bio, Inc., 245 First Street, Suite 1800, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders:
Third Rock Ventures, L.P. (1)	4,841,591	6.3%
Clairmark Investments Ltd. (2)	3,582,328	4.6%
Consonance Capital (3)	7,523,296	9.7%
Kingdon Capital (4)	5,239,557	6.8%
Directors and Named Executive Officers:
Wendy Dixon, Ph.D. (5)	145,359	*
Leslie L. Dan, B.Sc., Phm., M.B.A., C.M. (2) (6)	3,657,249	4.7%
Jay S. Duker, M.D. (7)	84,787	*
Jane V. Henderson (8)	105,849	*
Daniel S. Lynch (9)	238,146	*
Stephen A. Hurly	398,031	*
Richard F. Fitzgerald (10)	92,406	*
Thomas R. Cannell, D.V.M. (11)	62,500	*
Dennis Kim, M.D., MPH	20,000	*
All current executive officers and directors as a group (8 persons) (12)	4,616,947	5.9%

*	Less than one percent.

(1)
Based on information reported by Third Rock Ventures, L.P., or TRV L.P., on Schedule 13D filed with the SEC on February 21, 2014. TRV L.P. directly holds 4,841,591 shares of common stock. Each of Third Rock Ventures GP L.P., or TRV GP, as sole general partner of TRV L.P., and Third Rock Ventures GP, LLC, or TRV GP LLC, as sole general partner of TRV GP, may be deemed to share voting and dispositive power with respect to all shares held by TRV L.P. Each of Mark J. Levin, Kevin Starr, and Dr. Robert I. Tepper, as a manager of TRV LLC, may also be deemed to share voting and dispositive power with respect to all shares held by TRV L.P. Each of the reporting persons disclaims beneficial ownership of the TRV Shares other than those shares which such person owns of record. The address of each of the reporting persons is Third Rock Ventures, 29 Newbury Street, 3rd Floor, Boston, MA 02116.

(2)
Based on information reported by Clairmark on Schedule 13D filed with the SEC on September 26, 2016. Clairmark is the beneficial owner of the 3,582,328 shares of common stock issued to Clairmark as consideration for the Acquisition of Viventia. The address of each of the reporting persons is Clairmark Investments Ltd., 305 Milner Avenue, Suite 914, Toronto, Ontario M1B 3V4.

(3)	Based on information reported by Consonance Capital on Schedule 13D filed with the SEC on February 14, 2019.

(4)	Based on information reported by Kingdon Capital on Schedule 13D filed with the SEC on February 4, 2019.

(5)	Consists of 145,359 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(6)	Includes 74,921 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(7)	Consists of 84,787 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(8)	Consists of 105,849 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(9)	Includes 167,267 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(10)	Consists of 92,406 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(11)	Consists of 62,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.

(12)	Includes 943,740 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 26, 2019.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on our review of copies of reports filed by individuals and entities required to make filings pursuant to Section 16(a) of the Exchange Act or written representations from such individuals or entities, we believe that during 2018 all filings required to be made by such individuals or entities were timely made in accordance with the Exchange Act.

OTHER MATTERS
Our Board does not know of any other matters that may come before the 2019 Annual Meeting. However, if any other matters are properly presented to the 2019 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
Solicitation of Proxies
This proxy is solicited on behalf of our Board. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability, proxy statements and annual reports. This means that only one copy of our Notice, or proxy statement, and annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Sesen Bio, Inc., 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 444-8550. Any stockholder who wants to receive separate copies of the Notice, proxy statement or annual report in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or phone number.
Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2020, or the 2020 Annual Meeting, pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, no later than January 7, 2020, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.
In addition, our by-laws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal offices at 245 First Street, Suite 1800 Cambridge, MA 02142, Attention: Corporate Secretary, not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2020 Annual Meeting, such a proposal must be received by us no earlier than February 20, 2020 and no later than March 21, 2020. However, if the date of the annual meeting is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of 90 days prior to such annual meeting and 10 days following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2020 Annual Meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our by-laws which also specify requirements as to the form and content of a stockholder’s notice.

Annex A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE RESTATED CERTIFICATE OF INCORPORATION OF
SESEN BIO, INC.

Sesen Bio, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Restated Certificate of Incorporation, as amended, in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, every [three] [four] [five] [six] [seven] [eight] [nine] [ten] shares of the Corporation’s common stock, par value $0.001 per share (hereinafter the “Common Stock”), issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock or the Corporation’s preferred stock, par value $0.001 per share (hereinafter the “Preferred Stock”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split. The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon at the annual meeting of stockholders of the Corporation held on June 19, 2019.

3. This amendment shall be effective as of 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed this Certificate this ________ day of ________, 2019.

Sesen Bio, Inc.

Thomas R. Cannell, D.V.M.
President and Chief Executive Officer

Annex B

AMENDMENT NO. 1 TO THE
SESEN BIO, Inc.
2014 STOCK INCENTIVE Plan

WHEREAS, Sesen Bio, Inc. (the “Company”) maintains the Sesen Bio, Inc. 2014 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 11(d) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by the rules of the Nasdaq Stock Market (“Stockholder Approval”);

WHEREAS, the Board desires to (i) increase the number of shares of the Company’s common stock, $0.001 par value per share reserved for issuance under the Plan by 7,908,972 shares (the “Share Increase”) and (ii) eliminate the "evergreen" or automatic replenishment provision of the Plan pursuant to which the number of shares authorized for issuance under the Plan is automatically increased on an annual basis (the “Evergreen Removal”);

WHEREAS, pursuant to Section 11(d) of the Plan, in order to effect both the Share Increase and the Evergreen Removal, Stockholder Approval must be obtained;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase and the Evergreen Removal as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1.	Section 4(a)(1)(i) of the Plan is amended and restated as follows:

“13,313,283 shares of Common Stock; plus”

2.	Section 4(a)(1)(iii) of the Plan is amended and restated as follows:

“[RESERVED]”

3.
Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval.

* * *
This Amendment to the Sesen Bio, Inc. 2014 Stock Incentive Plan was duly approved by the Board of Directors of the Company on April __, 2019, subject to the approval of the Amendment by the stockholders of the Company.

_____________________________
Secretary

SESEN BIO, INC.
2014 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2014 Stock Incentive Plan (the “Plan”) of Sesen Bio, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor form)) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

4.	Stock Available for Awards
(a)Number of Shares; Share Counting

(1)Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
(i)708,661 shares of Common Stock; plus
(ii)such additional number of shares of Common Stock (up to 1,352,154 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2009 Stock Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus
(iii)an annual increase to be added on the first day of each of the fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2024, equal to the least of (i) 1,102,362 shares of Common Stock, (ii) 4% of the number of outstanding shares of Common Stock on such date or (iii) an amount determined by the Board.
Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
(i)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(ii)if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and
(iii)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards.
(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Sesen Bio, Inc., any of Sesen Bio, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock, as determined by (or in a manner approved by) the Board (“Fair Market Value”), on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in a manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)by any combination of the above permitted forms of payment.
(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”).

6.	Stock Appreciation Rights
(a)General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.

7.	Restricted Stock; Restricted Stock Units
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)Additional Provisions Relating to Restricted Stock
(1)Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)Additional Provisions Relating to Restricted Stock Units
(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of such number of shares of Common Stock as set forth in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
(2)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the applicable Award agreement.

8.	Other Stock-Based Awards
(a)General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events

(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Awards Other than Restricted Stock
(i)In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
(ii)Notwithstanding the terms of Section 9(b)(2)(i), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(i)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(i) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(i), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(iii)For purposes of Section 9(b)(2)(i)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.

(g)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

11.	Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public stock offering of its Common Stock on a U.S.-based stock exchange whereby the Company’s shares of Common Stock are offered for sale to the public (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m) of the Code; and (ii) no amendment that would require stockholder approval under the rules of the Nasdaq Stock Market may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)Authorization of Sub-Plans (including Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ANNUAL MEETING OF SESEN BIO INC.

Date:	Wednesday, June 19, 2019
Time:	8:00 A.M. (Eastern Daylight Time)
Place:	1735 Market Street, Suite 2300, Philadelphia, PA 19103
Please make your marks like this: ☒ Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal 1 and FOR proposals 2, 3 and 4.

1:	To elect two class II directors of our board of directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.
(01) Wendy Dixon (02) Jay S. Duker

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
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INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:
To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1:3 to 1:10, such ratio to be determined by our Board of Directors.

3:
To approve an amendment of our 2014 Stock Incentive Plan, or the 2014 Plan, to (i) increase the number of shares reserved for issuance under the 2014 Plan by 7,908,972 shares and (ii) eliminate the "evergreen" or automatic replenishment provision of the 2014 Plan pursuant to which the number of shares authorized for issuance under the 2014 Plan is automatically increased on an annual basis.

4:	To ratify the selection of Ernst & Young LLP as Sesen Bio’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	Â	Â	Â

To attend the meeting and vote your shares in person, please mark this box.	Â
Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Sesen Bio, Inc.
to be held on Wednesday June 19, 2019
for Holders as of April 26, 2019
This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET Go To www.proxypush.com/SESN • Cast your vote online 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instructions Form ready. • View Meeting Documents.	OR MAIL	TELEPHONE (866) 221-8259 • Use any touch-tone telephone toll-free 24 hours a day/7 days a week. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
The undersigned hereby appoints Thomas R. Cannell, D.V.M. and Richard F. Fitzgerald, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Sesen Bio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.
All votes delivered must be received by 11:59 P.M., Eastern Daylight Time, June 18, 2019.

PROXY TABULATOR FOR
Sesen Bio, Inc. c/o MEDIANT COMMUNICATIONS
P.O. BOX 8016
CARY, NC 27512-9903

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